Exhibit 10.2

AMENDMENT TO EQUITY PURCHASE AGREEMENT

THIS AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”) is made as of July 17, 2026, by and among Pursuit Attractions and Hospitality, Inc., a Delaware corporation (“Parent”), Pursuit Investment Holdings, Inc., a Delaware corporation (“US Seller”), Brewster Inc., an Alberta corporation (“Canada Seller” and, together with Parent and US Seller, collectively, “Sellers”), Flyover Attractions B.V., a Netherlands corporation (“Buyer”) and Brogent Technologies, Inc., a Taiwan corporation (“Guarantor”) (each of Parent, US Seller, Canada Seller, Buyer and Guarantor referred to herein as a “Party” and collectively as the “Parties”). Unless otherwise indicated herein, all capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

A.
The Parties are each party to that certain Equity Purchase Agreement dated as of January 21, 2026, as amended by that certain Letter Agreement, dated May 18, 2026, by and between Parent and Buyer, and as may be amended, supplemented, or modified from time to time (the “Purchase Agreement”).

B.
The Parties have agreed in accordance with Section 10.11 of the Purchase Agreement to amend the Purchase Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Parties agrees as follows:

1.
Amendments to Section 2.03 of the Purchase Agreement.

a.
Section 2.03(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“The “Purchase Price” for the Purchased Interests shall, subject to the adjustments set forth in Section 2.05, be an amount in cash equal to (i) $75,000,000, plus (ii) the Net Working Capital Adjustment Amount, minus (iii) the Closing Date Indebtedness, plus (iv) the Closing Date Cash, minus (v) the Unpaid Transaction Expenses.”

b.
Section 2.03(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“For purpose of accounting, tax reporting, and payment, the Purchase Price shall be allocated among the Purchased Interests as follows:

(i)
$13,256,210 shall be allocated to the interests of Esja Attractions, ehf. and paid to Pursuit Attractions and Hospitality, Inc.
(ii)
$31,105,000 shall be allocated to the interests of FlyOver Vancouver, Inc. and paid to Brewster, Inc.
(iii)
$30,638,790 shall be allocated to the interests of FlyOver Attractions Inc. and paid to Pursuit Investment Holdings, Inc.”

2.
Amendments to Section 2.04 of the Purchase Agreement.

a.
Section 2.04(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“At the Closing, Buyer shall pay to Parent the Purchase Price in immediately available funds by wire transfer to an account or accounts designated by Parent in consideration for the sale of the Purchased Interests; provided, that, for administrative convenience, Buyer and Guarantor shall release the Escrow Amount to Parent in accordance with Section 2.04(d) and any amounts received by Parent pursuant thereto shall not be required to be paid by directly by Buyer to Parent pursuant to this Section 2.04(b).”

b.
Section 2.04(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Concurrently with (and as condition to) Closing, Parent, Buyer and Guarantor shall direct the Escrow Agent to release the Escrow Amount to Parent, to be delivered pursuant to the terms of the Escrow Agreement.”

3.
Amendment to Exhibit E of the Purchase Agreement. Section (c) of Exhibit E of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“any domain names used in connection with the Business referred to in Section 3.13 of the Disclosure Schedule, including “flyovericeland.is” registered in the name of the Parent up until the expiry date of 14 August 2025, have been renewed and assigned to the Iceland Group Companies, Flyover Vancouver or the Buyer; and”

4.
Effect of Amendment. Whenever the Purchase Agreement is referred to in any other agreement, document or instrument (including the terms “hereof,” “thereof,” “herein,” “therein,” “hereunder,” “thereunder,” “hereby,” “thereby,” “the Purchase Agreement,” and terms of similar import), such reference shall be deemed to be to the Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Purchase Agreement and references in the Purchase Agreement to “the date hereof”, “date of this Agreement” and terms of similar import shall in all instances continue to refer to January 21, 2026.

5.
Entire Agreement. The Purchase Agreement and this Amendment contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, discussions, negotiations, correspondence, communications, undertakings and understandings among the parties with respect to such subject matter.
6.
Effectiveness. All of the provisions of this Amendment shall be effective as of the date first set forth above. This Amendment shall be read together with the Purchase Agreement, and save as expressly set forth herein, this Amendment shall not alter, modify or amend any of the provisions contained in the Purchase Agreement, both of which shall continue in full force and effect.

7.
Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. E-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

8.
Miscellaneous. Section 10.02, Section 10.05, Section 10.06, Section 10.07, Section 10.09, Section 10.11, Section 10.12 and Section 10.14 of the Purchase Agreement are incorporated herein by reference and shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment as of the date first above written.

PARENT

PURSUIT ATTRACTIONS AND HOSPITALITY, INC.

By: /s/ David W. Barry

Name: David W. Barry

Title: Chief Executive Officer & President

US SELLER

PURSUIT INVESTMENT HOLDINGS, INC.

By: /s/ David W. Barry

Name: David W. Barry

Title: President

CANADA SELLER

BREWSTER INC.

By: /s/ David W. Barry

Name: David W. Barry

Title: President

BUYER

FLYOVER ATTRACTIONS B.V.

By: /s/ Chih-Hung Ouyang

Name: Chih-Hung Ouyang

Title: Managing Director

GUARANTOR

BROGENT TECHNOLOGIES, INC.

By: /s/ Chih-Hung Ouyang

Name: Chih-Hung Ouyang

Title: Chairman & CEO